Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 19th day of May, 1999, by and between JLL VENTURES (Delaware) CORP., a Delaware corporation (hereinafter "Company"), and Paul D. Charles an individual (hereinafter "Executive").

                              W I T N E S S E T H:

         WHEREAS, on the date hereof, JLL Ventures Acquisition Corp., a Delaware corporation ("JLL"), and wholly-owned subsidiary of the Company, acquired CNF Inc., a California corporation ("CNF"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement");

         WHEREAS in connection with the Merger Agreement, Executive agreed to become employed with the Company upon the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties contained within the Merger Agreement and in this Agreement, the parties hereto, do hereby agree as follows:

         1. Employment and Term.

                  A. The Company hereby employs Executive and Executive hereby accepts employment by the Company as its Chief Executive Officer and President. Executive agrees to serve the Company in such capacity, subject to the terms and conditions of this Agreement, for a term, commencing on the date hereof and expiring three years from that date of this Agreement (the "Term").

         2. Duties.

                  A. During the Term, Executive shall use his best efforts to perform all duties required in furtherance of his position, including without limitation all such duties as are customarily associated with such position or as are assigned to him from time to time by the Board of Directors of the Company.

                  B. Executive shall diligently and faithfully devote his entire time, energy, skill, and best efforts to the performance of his duties under this Agreement during reasonable business hours. Executive shall conduct himself at all times so as to advance the best interests of the Company, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of the Board of Directors of the Company. Executive also agrees that he shall not usurp or misappropriate, either to himself, or to any other person or entity, any corporate or other opportunities that would otherwise be available to the Company.

         3. Compensation.

                  A. The Company shall pay Executive and Executive shall accept, as his base compensation ("Base Compensation") for all services rendered to the Company pursuant hereto, an annual salary of $250,000, to be paid in accordance with the general payroll practices of the Company as from time to time in effect, subject to all applicable federal and state tax withholding requirements. Executive shall also be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits afforded to other executives of Company in the discretion of the Board of Directors, including, but not limited to, the right to participate in any pension, retirement, major medical, group health, disability, accident and life insurance, and other employee benefit programs made generally available, from time to time, by the Company (collectively, "Benefits").

                  B. In addition to Base Compensation, a "Discretionary Bonus" may be awarded to Executive on the basis of merit performance on an annual basis in the discretion of the Company's Board of Directors or Compensation Committee. Base Compensation and Discretionary Bonus shall hereinafter collectively be referred to as "Compensation."

                  C. Executive shall be entitled to participate in any stock option programs adopted by the Company to the extent determined on a discretionary basis by the Board of Directors of the Company or Compensation Committee thereof.

         4. Vacation and Reimbursement of Expenses.

                  A. Executive shall receive paid vacation in each calendar year in accordance with the written policy of the Company, or as otherwise determined by the board of Directors of the Company, to be taken at times which do not unreasonably interfere with the performance of the Employee's duties hereunder and in no event shall Executive schedule more than ten (10) consecutive days of vacation during any three month period without the prior written consent of the Board of Directors;

                  B. Executive shall be reimbursed for such reasonable expenses as are directly incurred for the business of the Company upon presentation by Executive of an itemized account of such expenditures, but only to the extent that such expenses are deductible to the Company pursuant to rules and regulations adopted by the United States Internal Revenue Service; provided, however, that any expenses are in accordance with Company policy.

         5. Termination.

                  A. Executive's employment and rights to Compensation and Benefits hereunder shall terminate immediately if Executive voluntarily leaves the employment of the Company; except that the Company shall have the obligation to pay Executive such portion of his

Base Compensation provided for in Section 3.A hereof as may be accrued but unpaid on the date Executive voluntarily leaves the employment of the Company. In the event that Executive voluntarily leaves the employment of the Company, he shall provide at least ninety (90) days' written notice.

                  B. The Company may at any time, upon written notice to Executive giving the reasons therefor, terminate Executive's employment and his right to Compensation hereunder "For Cause." As used herein, the term "For Cause" shall be defined to include: (i) with respect to the fiscal year ending March 31, 2000, the Company's audited financial statements for such period reflecting: (a) revenues of less than $17,500,000; or (b) a net loss exclusive of extraordinary items determined in accordance with generally accepted accounting principles in excess of $500,000; (ii) with respect to all subsequent periods during the Term, if the Company fails to achieve for two (2) consecutive quarters such quarterly financial performance targets for revenue and pre-tax net income as are determined by the Compensation or similar committee of the Board of Directors (a majority of whose members shall be non-employee directors), in consultation with executive management, as determined prior to or during the first fiscal quarter of each fiscal year; (iii) conviction of Executive of any felony, fraud, embezzlement, or crime of moral turpitude; (iv) controlled substance abuse or drug addiction; (v) alcoholism which interferes with or affects Executive's responsibilities; (vi) grossly negligent, reckless or intentional misconduct which is materially injurious to the Company; (vii) violation of any express written direction of or any reasonable written rule or regulation established by the Company's Board of Directors from time to time which violation has not been cured to the Company's satisfaction within thirty
(30) calendar days of the dispatch of written notice to the Executive of the violation. In the event of a termination For Cause, Executive's employment and right to Compensation and Benefits hereunder shall terminate immediately, except that the Company shall have the obligation to pay Executive such portion of his Base Compensation as may be accrued but unpaid on the date his employment is terminated.

                  C. Commencing on the one (1) year anniversary of the Agreement, Executive may also be terminated for any reason ("Without Cause") in the discretion of the Board of Directors of the Company. In the event of a termination Without Cause, Executive's employment and right to Compensation and Benefits shall terminate immediately and Executive shall, in lieu thereof, be entitled to severance pay consisting of a continuation of Base Compensation and Benefits for a period of one (1) year. During the period in which payments are made to Executive pursuant to this Section 5.C, Executive shall remain subject to the limitations identified in Section 6 hereafter.

                  D. Unless Executive's employment hereunder is terminated by reason of: (i) his voluntary resignation or retirement; or (ii) by reason of any of the "For Cause" events set forth at Section 5.B(ii) (vii), Executive shall be removed as a guarantor of any Company obligations in force as of the date of this Agreement prior to any termination becoming effective and by virtue of this agreement Executive does hereby grant the Company the right in his place and stead to secure the removal of any such guaranteed obligations at no cost to Executive.

         6. Confidentiality and Related Matters.

                  A. Acknowledgment of Nature and Value of Confidential
Information: For the purposes of this Section 6 only, the term "Company" shall include the Company, all subsidiaries of the Company and CNF. Executive recognizes, acknowledges and agrees: (i) that in the course of Executive's employment by the Company, it has been, and will continue to be, necessary for Executive to acquire, in a fiduciary capacity of trust, information which could include, in whole or in part, but is not limited to: information concerning the Company's rate schedules; rate quotations; the names, addresses, credit terms and nature of services provided by the vendors utilized by the Company; the names, addresses, credit terms and nature of services provided to customers of the Company; the identity of the Company's suppliers, sales representatives, shippers or other entities with whom Executive has come into contact as a result of his employment with the Company, or which should otherwise come into his knowledge during the term of this Agreement; the salaries, skills, education or abilities of the Company's employees; the Company's sales, sales volume, sales methods and sales proposals; the identities of the Company's customers and/or prospective customers; the identities of key purchasing personnel in the employ of customers and prospective customers; the amounts and/or kinds of customers' purchases from the Company; the Company's sources of information and supply; the Company's products and product designs; the Company's computer programs, system documentation, source code and algorithms, special hardware or software, service or product hardware or software, and related software or hardware development; any useful process, machine or other device or composition of matter which is new and which is being used or studied by the Company and is not described in a patent or described in any literature already published and distributed externally by the Company; the Company's manuals, formulae, tools, processes, methods, machines, compositions, ideas, improvements, trade secrets, including but not limited to information falling under the definition of a "trade secret" pursuant to the Uniform Trade Secret Act (or, if applicable, the version thereof adopted by Delaware), patents, inventions, intellectual property, or other information or materials relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (ii) that the Confidential Information is the property of the Company and constitutes a major asset of the Company; (iii) that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) that it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive neither disclose the Confidential Information to others nor use the Confidential Information to Executive's own advantage or to the advantage of others.

                  B. Acknowledgment of Necessity for Protections of Company's Business. Executive further recognizes, acknowledges and agrees that it is essential for the proper protection of the business of the Company that Executive shall not: (i) solicit or induce any employee of the Company to leave the employ of the Company; (ii) hire or attempt to hire any employee of the Company; (iii) solicit the trade of, or trade with, the customers or suppliers of the Company for any business purpose other than that of the Company; and (iv) compete against the Company for a reasonable period of time and within a reasonable geographic area following the termination or nonrenewal of Executive's employment with the Company, as more fully addressed in Section 6.F, below.

                  C. Work Made For Hire. Executive hereby acknowledges and agrees that each of the copyrightable related to the business of the Company works authored by Executive (including without limitation, all software and related documentation, and all written and graphic materials prepared or conceived by Employee), alone or with others, during Executive's employment with the Company shall be deemed to be works prepared by Executive within the scope of Executive's employment with the Company and, as such, shall be deemed to be "works made for hire" under the United States copyright laws from the inception of creation of such works. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Executive to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Executive outside of the Company's facilities or other than during Executive's working hours with the Company shall not diminish the Company's right with respect to such works which otherwise fall within this paragraph. Executive agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph.

                  D. Non-Disclosure of Confidential Information. In recognition and consideration of Executive's employment, Compensation and Benefits, the information which the Company has given and will give Executive regarding the Company's business, the Executive's introduction to the Company's customers and prospective customers made in the course of Executive's employment with the Company, and the carefully-guarded methods of doing business which the Company utilizes and deems crucial to the successful operation of its business, Executive has held, and agrees to continue to hold and safeguard, the Confidential Information in trust and in a fiduciary capacity for the Company, its successors and assigns. Executive expressly agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during Executive's employment with the Company or subsequent to the termination or nonrenewal of such employment with the Company, for any reason, including without limitation termination by the Company For Cause or Without Cause, any of the Confidential Information, whether or not developed by Executive, except as required by the Company in the performance of Executive's duties to the Company. Notwithstanding the above, term "Confidential Information" shall not include information which becomes generally available to the public (other than as a result of disclosure by the Executive). Furthermore, if you are formally required to disclose any Confidential Information in the context of a civil, governmental or regulatory proceeding, you shall provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, compelled to disclose Confidential Information or else stand liable for contempt of suffer other censure or penalty, you may disclose that portion of the Confidential Information which your counsel advises you to disclose. In any event, you will not oppose action by, and will cooperate with the civil, governmental or regulatory agency to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  E. Disclosure of Works and Inventions/Assignment of Patents. In consideration of the promises set forth herein, Employee agrees to disclose promptly and fully to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Employee, solely or with others, during the period of employment by the Company and where the subject matter of such works, inventions, discoveries or improvements results from or is suggested by any work which Employee may do for or on behalf of the Company shall have all rights to such works, inventions, discoveries and improvements, whether they are patentable or not. The fact that such works, inventions, discoveries and improvements are made or conceived by Employee outside of the Company's facilities or other than during the Employee's working hours with the Company shall not diminish the Company's rights with respect to such works, inventions, discoveries and improvements which otherwise fall within this paragraph. Employee agrees that, whenever he is requested to do so by the Company, during or after termination of Employee's employment by the Company, Employee shall execute or join in executing any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein, and Employee shall assign all such applications to the Company or its Designee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications, drawings, specifications and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect and maintain the rights of the Company or its Designee in the works, inventions, discoveries, improvements, patent applications and Letters Patent in accordance with the spirit of this paragraph. Such obligations shall continue beyond the termination or nonrenewal of Employee's employment with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Employee during the period of Employee's employment, and shall be binding upon Employee's successors, assigns, executors, heirs, administrators or other legal representatives. The Company shall have no rights pursuant to this Agreement in any work, invention, discovery or improvement of the Employee made during the Term of Employee's employment by the Company if such work, invention, discovery or improvement has not arisen out of the or by reason of Employee's work with the Company or does not relate to the products, business or operations of the Company, although Employee shall nonetheless inform the Company of any such work, invention, discovery or improvement.

                  F. Restrictions on Competition. Executive covenants and agrees that, for and in consideration of the Compensation received hereunder, the sufficiency and receipt of which is hereby acknowledged, during the period of Executive's employment hereunder (and for the period during which payments are made pursuant to Section 5.C. hereof), and for a period of one (1) year thereafter, Executive shall not, in any state or foreign country in which the Company does business, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For purposes of this Agreement, the term "shareholder" shall exclude any interest owned by Executive in a public company to the extent the Executive owns less than ten percent (10%) of any such company's outstanding common stock. For the further purposes of this Agreement, the term "Competing Business", shall mean any person, corporation or other entity that is engaged in the business of selling portable computer peripherals or similar products being manufactured, developed, sold, distributed or licensed by the Company which directly competes with the business of the Company at the time of such termination or nonrenewal. Accordingly, the Company is granted the right by Executive to apply to any court of competent jurisdiction for one or more temporary or permanent injunctions enjoining Executive, his agents and employees, from violating the provisions of this Agreement and/or from continuing to breach such provisions. This Section 6.F shall not be effective for any purpose whatsoever if Executive is terminated Without Cause; except during the period which payments are being made pursuant to Section 5.C hereof.

                  G. Non-Solicitation of Customers and Suppliers. Executive agrees that during the course of his employment with the Company (and for the period during which payments are made pursuant to Section 5.C. hereof), and for a period of one (1) year thereafter, he shall not, directly or indirectly, solicit the trade of, or trade with, any past or present customer or supplier of the Company for any business purpose that competes directly or indirectly with the business being undertaken by the Company.

                  H. Non-Solicitation of Employees. Executive agrees that, during the course of his employment with the Company (and for the period during which payments are made pursuant to Section 5.C hereof) and for two (2) years following any termination or nonrenewal of Executive's employment with the Company, including, without limitation, termination by the Company For Cause or Without Cause, Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or assist or participate in the hiring of any employee of the Company to work for another entity.

                  I. No Prior Agreements. Executive represents and warrants that Executive is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Executive's ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in this Section 6. Executive further represents and warrants that his employment with the Company will not under any circumstances require him to disclose or use any confidential information belonging to prior employers or other persons or entities, or to engage in any conduct which may potentially interfere with the contractual, statutory or common-law rights of such other employers, persons or entities. In the event that Executive knows or learns of any facts whatsoever which suggest that such interference might arguably occur as the result of any proposed actions by either

Executive or the Company, Executive expressly promises that he will immediately bring such facts to the Company's attention.

                  J. Remedies. In the event of a breach by Executive of any of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Executive and to enjoin Executive from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Executive acknowledges and agrees that money damages for any breach by him of any of the provisions of this Agreement may be inadequate to compensate the Company for the injuries it may suffer as the result of any such breach, and accordingly that the Company shall be entitled to injunctive relief against Executive, in addition to money damages, in the event of any such breach by Executive.

                  K. Review by Counsel. Executive expressly acknowledges and represents that Executive has been given a full and fair opportunity to review this Agreement with an attorney of Executive's choice, and that Executive has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Section 6 hereof, are reasonable and enforceable.

                  L. Return of Materials. Upon the termination or nonrenewal of Executive's employment with the Company for any reason, including without limitation termination by the Company For Cause or Without Cause, or at any time upon demand, Executive shall promptly deliver to the Company all Company property and materials, including without limitation all documents or other materials constituting, containing, referencing or relating to the "Confidential

Information" referred to in this Section 6, and any other Company property of any nature whatsoever, including without limitation correspondence, computer disks or other electronically-stored information, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers, or concerning services, products or processes provided by or to, or used by, the Company.

                  M. Company-Created Materials. All material that may be furnished to the Executive, together with literature, rate schedules, customer lists, forms, filing systems and any other property, documents or other materials furnished or made available by the Company to the Executive, shall be and remain the property of the Company, and shall be returned by the Executive to the Company upon any termination or nonrenewal of employment or at any time upon demand.

                  N. Executive-Created Materials. All material created by the Executive during the term of his employment with the Company which is incidental to or related in any way to the Executive's employment, or to the Company's business, shall be the property of the Company, and shall be delivered to the Company upon any termination or nonrenewal of Executive's employment or at any time upon demand.

                  O. Definitions. For purposes of this Section 6, the term, "material(s)" shall include, but shall not be limited to, data stored in computers, voicemail or any other electronic, magnetic, or mechanical storage device, any passwords, codes or keys required to access all or any portion of such material, and the "Confidential Information" referred to in Section 6.A. hereof.

         7. Conflict of Interest.

                  Executive covenants that, during the Term, he will disclose to the Company, in writing, any and all interests he may have, whether for profit or compensation or not, in any venture or activity which could potentially interfere with his ability to perform under this Agreement or create a conflict of interest for him with the Company. For purposes of this paragraph 7 only, "conflict of interest" shall mean ownership of greater than one percent (1%) of, or $250,000 worth of equity in, another company which conducts business similar to that undertaken by the Company.

         8.       Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

                  A.       If to Executive, to:

                           Paul D. Charles
                           10931 East Laurel Lane
                           Scottsdale, AZ  85260

                           With a copy to:

                           Stephen Boatwright, Esquire
                           Gammage & Burnham
                           2 North Central, 18th Floor
                           Phoenix, AZ 85004

                  B.       If to Company, to:

                           JLL Ventures (Delaware) Corp.
                           7722 East Gray Road
                           Scottsdale, AZ 85260

                           With a copy to:

                           Buchanan Ingersoll Professional Corporation
                           11 Penn Center, 14th Floor
                           1835 Market Street
                           Philadelphia, Pa.  19103
                           Attn.:  Stephen M. Cohen, Esquire

         9. Basic Indemnification.

                  Company shall indemnify and defend Executive and his heirs, executors and administrators against any costs or expense (including reasonable attorneys' fees and amounts paid in settlement, if such settlement is approved by the Company), fine, penalty, judgment and liability reasonably incurred by or imposed upon Executive in connection with any action, suit or proceeding, civil or criminal, to which Executive may be made a party or with which Executive shall be threatened, by reason of Executive's being or having been an Officer, unless with respect to such matter Executive shall have been adjudicated in any proceeding not to have acted in good faith or in the reasonable belief that the action was in the best interests of the Company, or unless such indemnification is precluded by law, public policy, or in the judgment of the Company's Board of Directors, such indemnification is being sought as a result of actions of Executive which were either : (i) grossly negligent; (ii) reflective of Executive misconduct; (iii) in violation of rules, regulations or laws applicable to the Company; or (iv) in disregard of Company policies. Company shall utilize its best efforts to obtain Directors and Officers Liability Insurance in an amount which is standard and customary for a business such as the Company.

         10. Additional Provisions.

                  A. Binding Agreement. This Agreement, including without limitation its confidentiality, restrictive covenant and related provisions, shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Executive, his heirs, executors, administrators and legal representatives, subject to the provisions of Section 10.F. hereof, which expressly prohibits the assignment or delegation of any of Executive's personal rights or obligations hereunder.

                  B. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be modified orally. This Agreement supersedes all prior and contemporaneously-made written or oral agreements between the parties or between Executive and CNF relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless set forth in a writing that specifically states that it is intended to be a modification of this Agreement and that is signed by the Chief Executive Officer of the Company.

                  C. Modification. If any provision(s) of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting, and any invalid or unenforceable provision(s) shall be deemed modified to the least extent possible so as to make them valid and enforceable and so as to give the maximum effect allowable by law to the parties' original intent as expressed by the terms hereof.

                  D. No Waiver. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder, preclude any other or further exercise thereof, or the exercise of any other right, power or remedy by the Company.

                  E. Person. "Person" as used herein shall mean a natural person, joint venture, corporation, partnership, trust, estate, sole proprietorship, governmental agency or authority or other juridical entity.

                  F. Personal Services Contract. This is a personal services contract and the rights and obligations set forth herein may not be assigned or delegated by Executive, except as otherwise specifically provided in this Agreement with respect to benefits payable upon Executive's disability or death, without the express, written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may be assigned by the Company to any party, without the consent of Executive. The transfer of Executive to any parent, affiliate or subsidiary of the Company shall constitute an assignment of this Agreement.

                  G. Headings. The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way be used to restrict, modify, or explain any of the terms or provisions hereof.

                  H. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its, or any other sovereignty's, conflicts of laws principles. The parties agree that any claims brought pursuant to this Agreement shall be brought in a court of competent jurisdiction located in Phoenix, Arizona.

                  I. Tolling Period. The non-competition, non-disclosure and non-solicitation obligations contained in Section 6 of this Agreement shall be extended by the length of time during which Executive shall have been in breach of any of the provisions of such Section 6.

                  J. Company Violation Not a Defense. In an action by the Company to enforce any provision of this Agreement, any claims asserted by Executive against the Company shall not constitute a defense to the Company's action.

                  K. Release. In consideration of Executive's employment hereafter with the Company, Executive acknowledges and represents that, with the exception of ordinary course reimbursement of business expenses and accrued vacations reflected within the financial statements of CNF, Inc., he has no outstanding claims of any kind whatsoever, including but not limited to, any claim for outstanding indebtedness, past salary, reimbursements, or benefits of any type against CNF or any of its affiliates or subsidiaries and that if he has any such claim, any and all such claims are hereby forever waived and released.

                  L. Construction. This Agreement shall be construed according to the plain meaning of its terms, and not strictly for or against either party hereto.

                  M. Counterparts. This Agreement may be executed in counterpart, and the counterparts, taken together, shall constitute the entire Agreement. The Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

         IMPORTANT NOTICE: THIS AGREEMENT RESTRICTS EXECUTIVE'S RIGHTS TO OBTAIN OTHER EMPLOYMENT FOLLOWING HIS EMPLOYMENT WITH THE COMPANY. BY SIGNING IT, EXECUTIVE ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HIS CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.

By: /s/ Vincent J. Marold                   Dated:
   --------------------------------               ------------------------------
    Vincent J. Marold, President

By: /s/ Paul D. Charles                     Dated:
   --------------------------------               ------------------------------
     Paul D. Charles as Executive

WITNESS: